As filed with the Securities and Exchange Commission on June 23, 2017
Registration No. 333-218483
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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Customers Bancorp, Inc.
(Exact name of registrant as specified in its charter)
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Pennsylvania (State or other jurisdiction of incorporation or organization)		27-2290659 (I.R.S. Employer Identification No.)
1015 Penn Avenue Suite 103 Wyomissing PA 19610 (610) 933-2000 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
_______________________________

Jay S. Sidhu
Chairman and Chief Executive Officer
Customers Bancorp, Inc.
1015 Penn Avenue
Suite 103
Wyomissing PA 19610
(610) 933-2000
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

_______________________________

Copies to:
Christopher S. Connell, Esq. Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103-7018 Telephone: (215) 564-8000 Facsimile: (215) 564-8120		Thomas L. Hanley, Esq. Stradley Ronon Stevens & Young, LLP 1250 Connecticut Avenue, NW Washington, DC 20036 Telephone: (202) 822-9611 Facsimile: (202) 822-0140
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Customers Bancorp, Inc. has prepared this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-218483) solely for the purpose of revising the exhibit table to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, the exhibit index and revisions to the exhibit table. Amendment No. 1 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or any other provision of Part II of the Registration Statement and, therefore, the Prospectus and such other provisions of Part II have been omitted.
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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on June 23, 2017.

Customers Bancorp, Inc.

By:	/s/ Robert E. Wahlman
Executive Vice President and Chief Finance Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2017
Jay S. Sidhu
/s/ Robert E. Wahlman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 23, 2017
Robert E. Wahlman
*	Senior Vice President – Chief Accounting Officer and Controller (Principal Accounting Officer)	June 23, 2017
Carla A. Leibold
*	Director	June 23, 2017
Andrea Allon
*	Director	June 23, 2017
Rick B. Burkey
*	Director	June 23, 2017
Bhanu Choudhrie
*	Director	June 23, 2017
Daniel K. Rothermel

*	Director	June 23, 2017
T. Lawrence Way

*	Director	June 23, 2017
Steven J. Zuckerman

* By: /s/ Robert E. Wahlman Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

4.1	Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on April 30, 2012.

4.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 2, 2012.

4.3	Amended and Restated Bylaws of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the SEC on April 30, 2012.

4.4
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on May 18, 2015.

4.5
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on January 29, 2016.

4.6
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on April 28, 2016.

4.7
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on September 16, 2016.

4.8
Specimen stock certificate of Customers Bancorp, Inc. Voting Common Stock and Class B Non-Voting Common Stock, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1/A filed with the SEC on May 1, 2012.

4.9
Form of Warrant issued to investors in New Century Bank's March and February 2010 private offerings, 2009 private offering, and in partial exchange for New Century Bank's shares of 10% Series A Non-Cumulative Perpetual Convertible Preferred Stock in June 2009, incorporated by reference to Exhibit 4.8 to the Customers Bancorp Form S-1 filed with the SEC on April 22, 2010.

4.10	Form of Warrant issued by Berkshire Bancorp, Inc., incorporated by reference to Exhibit 10.23 to the Customers Bancorp Form S-1/A filed with the SEC on April 25, 2012.

4.11
Indenture, dated as of July 30, 2013, by and between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.12
First Supplemental Indenture, dated as of July 30, 2013, by and between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.13	6.375% Global Note in aggregate principal amount of $55,000,000, incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.14
Amendment to First Supplemental Indenture, dated August 27, 2013, by and between Customers Bancorp, Inc. and Wilmington Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on August 29, 2013.

4.15	6.375% Global Note in aggregate principal amount of $8,250,000, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on August 29, 2013.

4.16
Form of Note Subscription Agreement (including form of Subordinated Note Certificate and Senior Note Certificate) incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 26, 2014.

4.17	Form of Statement with Respect to Shares relating to Preferred Stock.*

4.18	Form of Preferred Stock Certificate.*

4.19	Form of Senior Debt Security.*

4.20	Form of Junior Debt Security.*

4.21	Form of Convertible Debt Security.*

4.22	Form of Deposit Agreement.*

4.23	Form of Depositary Receipt.*

4.24	Form of Purchase Contract.*

4.25	Form of Purchase Contract Certificate.*

4.26	Form of Warrant Agreement (Stock) (including form of Warrant).*

4.27	Form of Warrant Agreement (Debt) (including form of Warrant).*

4.28	Form of Unit Agreement.*

4.29	Form of Unit Certificate.*

5.1	Opinion of Stradley Ronon Stevens & Young, LLP (previously filed).

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (previously filed).

23.1	Consent of BDO USA, LLP (previously filed).

23.2	Consent of BDO USA, LLP (previously filed).

23.3	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended (filed herewith).
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*	To be filed subsequently by an amendment to the registration statement or by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.